AB FUNDS TRUST


TAX ADJUSTMENT FROM DEFAULTED SECURITIES - 2006


Security/Fund	Cusip		Par		Coupon	Maturity

UAL
SB3B			909286AD8	200,000	9.210		01/21/2017
SB3B			909317AG4	300,000	9.560		10/19/2018


					Error Correction
					Income	Discount	Premium
Security/Fund	Cusip

SB3B			909286AD8
SB3B			909317AG4

					Daily Accrual

Security/Fund	Cusip		Income	Discount	Premium

SB3B			909286AD8	50.88		3.49		0.00
SB3B			909317AG4	78.36		3.98		0.00



Security/Fund	Cusip		Total Daily Accrual

SB3B			909286AD8	54.37
SB3B			909317AG4	82.34


					Summary of Prior Adjustments

Security/Fund	Cusip		2002	2003		2004		Total

SB3B			909286AD8	0	28,601	19,899    48,500
SB3B			909317AG4	0	36,151	36,136    66,287

									    114,787

					Tax Adjustments 2005


Security/Fund	Cusip		2005 Accrual	Gain Adj.
					Add-Back		Due to Sale
								ST		LT

SB3B			909286AD8	19,845
SB3B			909317AG4	26,262				8,363

Total					46,108				8,363

Security/Fund	Cusip		Income Reversal	Net Impact to
					Due to Sale		NI

SB3B			909286AD8				19,845
SB3B			909317AG4				17,900

Total								37,745



Security/Fund	Cusip		Cumulative	2005 Notes
					Total

SB3B			909286AD8	68,345	Scheduled to exit
							Bankruptcy in Feb. 2006
SB3B			909317AG4	84,187	Scheduled to exit
							Bankruptcy in Feb. 2006

Total					152,532



					Tax Adjustments 2006


Security/Fund	Cusip		2006 Accrual	Gain Adj.
					Add-Back		Due to Sale
								ST	LT

SB3B			909286AD8	12,555			33,240
SB3B			909317AG4	25,985			10,891

Total					38,540			44,131


Security/Fund	Cusip		Income Reversal	Net Impact to
					Due to Sale		NI

SB3B			909286AD8				-20,685
SB3B			909317AG4			0	15,094

Total								-5,591



Security/Fund	Cusip		Cumulative	2006 Notes
					Total

SB3B			909286AD8	47,661	No longer in
							Bankruptcy. Reorganized
SB3B			909317AG4	99,280	No longer in
							Bankruptcy. Reorganized

Total					146,941


Note: Call of 37,848 par of 909317AG4 on 12/30/04. Accrual
Adjustment formula factors this in.
Security/Fund	Cusip		Par		Coupon	Maturity

DELPHI CORP.
SB4A			247126AC9	1,810,000	7.125%	05/01/2029


					Error Correction
					Income	Discount	Premium
Security/Fund	Cusip

SB4A			247126AC9	88,712.06	1,585.48	0.00



					Daily Accrual

Security/Fund	Cusip		Income	Discount	Premium

SB4A			247126AC9	353.32	6.27



Security/Fund	Cusip		Total Daily Accrual

SB4A			247126AC9	359.59


					Summary of Prior Adjustments

Security/Fund	Cusip		2002	2003		2004		Total

SB4A			247126AC9	0	0		0		0

					Tax Adjustments 2005


Security/Fund	Cusip		2005 Accrual	Gain Adj.
					Add-Back		Due to Sale
								ST		LT

SB4A			247126AC9	112,233


Security/Fund	Cusip		Income Reversal	Net Impact to
					Due to Sale		NI

SB4A			247126AC9				112,233



Security/Fund	Cusip		Cumulative	2005 Notes
					Total

SB4A			247126AC9	112,233



					Tax Adjustments 2006


Security/Fund	Cusip		2006 Accrual	Gain Adj.
					Add-Back		Due to Sale
								ST	LT

SB4A			247126AC9	0				112,233


Security/Fund	Cusip		Income Reversal	Net Impact to
					Due to Sale		NI

SB4A			247126AC9				-112,233



Security/Fund	Cusip		Cumulative	2006 Notes
					Total

SB4A			247126AC9	0		Sold off in 2006



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Security/Fund	Cusip		Par		Coupon	Maturity

UAL
SB3B			909286AD8	200,000	9.210		01/21/2017
SB3B			909317AG4	262,152	9.560		10/19/2018


								Daily Accrual

Security/Fund	Cusip		Income	Discount	Premium

SB3B			909286AD8	50.88		3.49		0.00
SB3B			909317AG4	68.47		3.48		0.00



Security/Fund	Cusip		Total Daily Accrual

SB3B			909286AD8	54.37
SB3B			909317AG4	71.95


Security/Fund	Cusip		Paydown 	Paydown
					Amt 1		Date

SB3B			909286AD8	69,964	1/3/06
SB3B			909317AG4	25,916	11/22/06


Security/Fund	Cusip		Paydown 	Paydown	Current
					Amt 2		Date		Par

SB3B			909286AD8	12,210	9/1/06	117,826
SB3B			909317AG4					236,236


Security/Fund	Cusip		Yearly	Paydown 	Paydown
					Addback	Adjust. 1	Adjust. 2

SB3B			909286AD8	19,845	-6,885.17	-404.95
SB3B			909317AG4	26,262	-277.41


Security/Fund	Cusip		2006 Net
					Addback

SB3B			909286AD8	12,555
SB3B			909317AG4	25,985